EXHIBIT 10.3

RESTRICTED STOCK AGREEMENT
UNDER THE
GLOBAL WATER RESOURCES, INC. 2020 OMNIBUS INCENTIVE PLAN

Name of Grantee: [__________] (the “Grantee”)

Number of Shares: [__________] Shares of Stock (the “Restricted Stock”)
Grant Date: [__________, _____] (the “Grant Date”)
THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into by and between Global Water Resources, Inc., a Delaware corporation (the “Company”), and the Grantee, as of the Grant Date noted above, pursuant to the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Company recognizes that the Grantee’s services are uniquely valuable to the Company and wishes to grant and issue to the Grantee the Restricted Stock to provide the Grantee with an ownership interest in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

AGREEMENT

1. DEFINITIONS. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2. GRANT OF RESTRICTED STOCK. As of the Grant Date, the Company hereby awards to the Grantee the number of shares of Restricted Stock set forth above. The Company and the Grantee acknowledge and agree that this Agreement has been executed and delivered, and the Restricted Stock has been issued, in connection with and as a part of the compensation and incentive arrangements between the Company and the Grantee.

3. VESTING OF RESTRICTED STOCK. Subject to the other provisions of this Agreement and the terms of the Plan, if the Grantee remains a service provider to the Company, the Grantee’s title to the Restricted Stock will vest in accordance with the schedule attached as Exhibit A.

4. TERMINATION OF EMPLOYMENT. Notwithstanding the vesting schedule attached as Exhibit A and subject to the terms and conditions of Grantee’s employment agreement, if the Grantee’s becomes Disabled, dies or if Grantee’s employment is terminated by the Company without Cause or by Grantee for Good Reason (as such terms are defined in Grantee’s employment agreement), 100% of the unvested Restricted Stock shall vest as of the date of such termination or Disability.

5. CHANGE IN CONTROL. Notwithstanding the vesting schedule attached as Exhibit A, if a Change in Control occurs and the Grantee's employment is terminated by the Company without Cause or by the Grantee for Good Reason within 24 months following the Change in Control, all unvested Restricted Stock shall automatically become 100% vested on the Grantee's date of termination (or, if later, the date of the Change in Control.

6. STOCK CERTIFICATES. Until the Restricted Stock becomes vested, all certificates evidencing the Restricted Stock shall be held by the Company for the benefit of the Grantee. The Company shall hold such certificates in trust for the benefit of the Grantee and in no event shall the holding of such certificates be deemed to vest in the Company any ownership interest in the Restricted Stock represented by such certificates. Unless otherwise requested by the Grantee, when the Restricted Stock becomes vested, the Company will continue to hold the certificates representing the Grantee’s vested Restricted Stock for the benefit of the Grantee.

7. RECORD OWNER; VOTING RIGHTS; DIVIDEND RIGHTS. The Grantee shall be considered the record owner of the Restricted Stock except that, until the Restricted Stock becomes vested, the Grantee shall not be entitled to vote the Restricted Stock, receive any dividends or any other distributions declared and paid by the Company, if any. The Grantee acknowledges that even after the Restricted Stock becomes vested, the Company is under no duty to declare any dividends or to make any distributions with respect to the Stock.

8. OTHER RIGHTS OF THE GRANTEE. Neither the Grantee nor any person claiming under or through the Grantee shall have any other rights or privileges of a stockholder with respect to the Restricted Stock, unless and until the Restricted Stock becomes vested.

9. SECURITIES ACT. The Company shall not be required to deliver any Restricted Stock issuable hereunder if, in the opinion of counsel for the Company, the issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Company may require the Grantee, prior to or after the issuance of any Restricted Stock hereunder, to sign and deliver to the Company a written statement, in a form acceptable to the Company in its sole discretion, that the Grantee (i) shall not sell any of such Restricted Stock or any other Stock that the Grantee may then own or hereafter acquire except with the prior written approval of the Company and (ii) shall comply with the Securities Act, the Exchange Act, and all other applicable federal and state securities laws and regulations. A legend may be placed on any certificates or other documents delivered to the Grantee indicating restrictions on the transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions deemed advisable under the Securities Act or any other applicable federal or state securities laws or regulations or the standards of any exchange on which the Stock is then listed.

10. CONTINUED SERVICE. This Agreement shall not be construed to confer upon the Grantee any right to continued employment or service with the Company or any Affiliate and shall not limit the right of the Company or any Affiliate, as the case may be, in its sole and absolute discretion, to terminate the Grantee’s employment or service at any time.

11. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company.

12. PLAN; ENTIRE AGREEMENT. This Agreement and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understood the Plan and this Agreement. This Agreement and the Plan constitute the entire, final, and complete agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties with respect to the subject matter hereof.

13. TAX WITHHOLDING; TAX ADVICE. As described in Section 12.2 of the Plan, the Company shall have the right to deduct or withhold from any payments made by Company to the Grantee, or to require that the Grantee remit to Company, up to the maximum amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the Restricted Stock granted hereunder. The Grantee hereby acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement. The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

14. SECTION 83(b) ELECTION. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the amounts paid, if any, for the Restricted Stock and the fair market value of the Restricted Stock as the Restricted Stock vests. The Grantee understands that he or she may elect, pursuant to Section 83(b) of the Code, to be taxed at the time the Restricted Stock is granted rather than when and as the Restricted Stock vests by filing a Section 83(b) election in the form attached as Exhibit B with the Internal Revenue Service within 30 days from the date the Restricted Stock is transferred to the Grantee. The Grantee understands that failure to make this filing timely shall result in the recognition of ordinary income by the Grantee on the fair market value of the Restricted Stock as the Restricted Stock becomes vested and nonforfeitable. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b), even if the Grantee requests the Company or its representatives to make this filing on the Grantee’s behalf.

15. ADJUSTMENTS. The number of Restricted Stock issued to the Grantee pursuant to this Agreement shall be adjusted by the Committee as described in Section 5.3 of the Plan in the event of a change in the Company’s capital structure.

16. AMENDMENT. Except as otherwise provided in the Plan, this Agreement may only be amended with the written approval of the Grantee and the Company. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflict of law principles that would require the application of any other law.

18. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

19. CLAWBACK. Pursuant to Section 14.5 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or clawback to the fullest extent called for by Company policy or applicable law. By accepting this Award, Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or clawback provision.

20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has signed this Agreement, in each case as of the day and year first written above.

GLOBAL WATER RESOURCES, INC.

By:
Name:
Its:

GRANTEE:

By:
Name:
Electronic Mail Address:

EXHIBIT A

Vesting Schedule

The Restricted Stock shall vest in accordance with the following schedule (assuming the Grantee continues to provide services to the Company as of each date listed below):

A-1